January 3rd, 2012

Dear Shareholders,

We are pleased to provide you with this summary of Li3 Energy’s major accomplishments this past year. Li3 embarked on an aggressive plan in early January, 2011 to establish a portfolio of lithium projects in stable political geographies, with lithium geologies that Li3 felt confident it could explore.  Collaborating with highly qualified strategic partners, contractors and consultants, Li3 has focused on exploring and in parallel, developing these projects in an accelerated manner utilizing intensified evaporative and advanced process technologies. We are pleased with what we have accomplished in a short period of time and look forward to continued progress and success resulting from the dedication and commitment of our employees, board of directors, consultants and contractors to deliver positive results to our shareholders. We are pleased to report that we have achieved a number of significant milestones in 2011 and believe Li3 carries significant momentum moving into 2012.  A summary of our major milestones and status of objectives for 2011 is shown below:

•	2011 Financing; Raised aggregate gross proceeds of $17,929,255 from debt and equity financings.
•	December 2010 – Signed Letter of Intent to acquire Maricunga Project.
•	May 2011 – Closed acquisition of 60% Controlling Interest in Maricunga Project.
•	May 5th, 2011 – Maricunga declared a “Property of Merit” - Hains Technology Associates.
•	June 9th, 2011 – Maricunga identified as “Top 11 Lithium Project in the World” – signumBOX.
•	June 29th, 2011 – Entered Memorandum of Understanding with R3 Fusion to explore enhanced evaporative technology in lithium processing.
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August 24th, 2011- Signed agreements for Strategic Partnership with POSCO Canada Ltd., (POSCAN) a wholly owned subsidiary of POSCO (NYSE: PKX) which established an $18MM Exploration and Development program for Maricunga among other things.

•	September 14th, 2011 – Closed $8MM Funding Tranche with POSCAN.
•	September 14th, 2011 – Launched $8MM Phase One Exploration & Development Plan.
•	October 23th, 2011 – Realigned the Li3 Board - appointed three senior mining and business executives to serve on its Board of Directors.
•	November 11th, 2011 – Maricunga Operational Updates – “On Plan, On Budget”.
•	December 5th, 2011 – Mr. Patrick Cussen was named Chairman of the Board of Directors.

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December 2011 – Improved transparency and independence by constituting the following Board committees: Audit, Compensation, Health & Safety, Environment and Community; and Nominating Corporate Governance.

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December 12th, 2011 Increased Maricunga Acreage – Signed a Letter of Intent to acquire 100% of the interests of SLM Bongo, SLM Clarita, SLM Lithium and SLM Corral. Collectively, these projects are comprised of 74 mining concessions covering a total of 9,257 hectares.

Having met many of our goals for 2011, we are preparing for the next stage of exploration and development on our flagship Maricunga Project.  That process has already begun in earnest and we have established the following objectives for 2012:

•	1st Quarter 2012 - Seismic Survey, preliminary pump and well drilling results, sample analysis, core sample drilling results.
•	1st Quarter 2012 – Preliminary R3 Fusion technology results.
•	1st Quarter 2012 – Closing of acquisition of additional Maricunga acreage, subject to satisfactory due diligence.
•	1st Quarter 2012 – NI 43-101 Measured and Indicated Resource Estimate.
•	1st Quarter 2012 – Complete Pre-Feasibility Study.
•	1st Quarter 2012 – $10MM Second tranche POSCO Funding.
•	2nd Quarter 2012 – Begin construction of Pilot/Demonstration Facility.
•	4th Quarter 2012 – Complete Feasibility Study.
•	4th Quarter 2012 – Complete Environmental Impact Study.
•	4th Quarter 2012 – Apply for Environmental Permits for Commercial Plant Construction.
•	Additional synergistic, accretive acquisitions to support Maricunga.

Successful completion of all of these initiatives should bring Li3 to the Feasibility Stage by the first quarter of 2013.  It would also position the company to pursue the financing necessary to complete the Maricunga commercial lithium processing plant.  Li3 plans to explore numerous funding options which may include its strategic partner or which could be pursued independently   in the capital markets, including project financing, debt and/or equity in some combination, at levels that hopefully could minimize dilution and enhance shareholder value.  While there can be no assurances, we fully expect our progress to continue at the same accelerated pace we achieved in 2011.

The global capital markets experienced tremendous volatility in 2011 with numerous headwinds regarding global bank stability and viability, liquidity, political instability, global fiscal policy and uncertain economic growth. Despite this challenging environment, Li3 successfully closed several rounds of funding totaling $17+MM; completed the Maricunga project acquisition; established a significant strategic partnership and closed on an initial $8MM investment with POSCO, a leading international company; initiated its $8MM Phase One of the $18MM Exploration and Development Plan;   selected and contacted leading lithium mining contractors (GAC, Boart Longyear, RC Rock Drilling); contracted a leading world recognized geologist as the Maricunga Projects Qualified Person (Don Hains); strengthened and expanded the board of directors; attracted a leading mining executive to serve as Chairman of the Board; explored the use of disruptive process technologies and executed its business plan.

In closing, the turning of the calendar and the beginning of a new year coincides with the turning of the page for a new chapter in the history of Li3.  Our goal is that this chapter will be characterized by the creation of sustainable shareholder value.  We are grateful for the support of our shareholders, appreciative of the opportunity, respectful of the challenge, and committed to delivering on the outcome. On behalf of the entire Li3 management team and Board of Directors, we thank you again for your support; we look forward to the New Year as we continue our journey together.

Please feel free to contact either me via email or telephone using the contact information listed below with any questions concerning our Company or your investment.

Sincerely,

Luis Saenz
President, Chief Executive Officer
Marchant Pereira 150 Oficina 803
Providencia,  Santiago - Chile
011-511-212-1880
info@li3energy.com

About Li3 Energy, Inc.

Li3 Energy, Inc. is an exploration and developmental stage public company in the lithium mining and energy sector.  Li3 aims to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas.  With its controlling interest in its Maricunga project, Li3’s goals are to; a) support the global implementation of clean and green energy initiatives; b) meet growing lithium market demand and; c)  become a mid-tier, low cost supplier of lithium, potassium nitrate, iodine and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries.  Additional information regarding the company can be found in our recent filings with the SEC as well as the information maintained on our website www.li3energy.com.

Forward-Looking Statements

Any statements contained herein which are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements identified by or containing words like "believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should”, or similar expressions.  The Company gives no assurances the assumptions upon which such forward-looking statements are based will prove correct.  Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed herein due to many factors, including, without limitation: initial exploration results;  satisfaction of conditions precedent to POSCO’s additional investment; the Company's ability to raise additional capital for exploration, development and commercialization of the Company's projects; future findings and economic assessment reports; issuance of necessary government consents; the Company's ability to identify and close on appropriate corporate acquisition or joint venture opportunities in the lithium mining sector and to establish appropriate technical and managerial infrastructure; political stability in countries in which we operate; and lithium prices. For further information about risks faced by the Company, see the “Risk Factors” in the Annual Report Form 10K-A, filed with the SEC on December 2nd, 2011 and in subsequent filings with the SEC. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances which arise after the date of this release.